BILL OF SALE

THIS BILL OF SALE is made as of the 31st day of July, 2018, by KONATEL, INC., a Nevada corporation, with its principal place of business 1301 Preston Road STE E816, Dallas, TX 75240 (“Seller”), in favor of TELECON WIRELESS RESOURCES, INC., a New York corporation, with its principal place of business at 299A North Comrie Ave, Johnstown, New York 12095 (“Buyer”). This Bill of Sale is being executed pursuant to the terms of that certain Asset Purchase Agreement (“Asset Purchase Agreement”), dated July 31, 2018, by and between Seller and Buyer.

1.

Seller does hereby transfer, grant, convey, assign, and relinquish exclusively to Buyer all of Seller’s right, title, and interest in the property described on Schedule 1 of the Asset Purchase Agreement, which schedule is also attached hereto and incorporated herein (the “Assets”).

2.

Seller represents and warrants that Buyer shall receive, complete and exclusive right, title, and interest in and to all of the Assets free and clear of all claims, liens and encumbrances as of the date hereof.

The undersigned, being duly authorized, has executed this Bill of Sale as of the date first above written.

KONATEL, INC.

By: /s/Charles Schneider, Jr.

 Date: August 9, 2018

       Charles Schneider, Jr., CEO